Quest Diagnostics to Discuss Strategic Priorities to Drive Growth and Create Shareholder Value at 2023 Investor Day

•	Updates 2023-26 compound annual growth rate (CAGR): Revenues expected to grow at mid single-digit rate; adjusted diluted earnings per share (EPS)* expected to grow at high single-digit rate
•	Recommits to Invigorate savings and productivity improvements of approximately 3% annually
•	Guidance for 2023 provided on February 2, 2023 remains unchanged

SECAUCUS, N.J., March 16, 2023 -- At a meeting with analysts and investors at its Investor Day, members of the executive leadership team of Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, will discuss the company's priorities to grow revenues and create shareholder value. The company is also updating its long-term financial outlook to extend from 2023 through 2026.

"We have made refinements to our strategy to accelerate growth from our physician and hospital customers, and are building strong platforms to win in the important areas of molecular genomics and oncology as well as consumer health," said Jim Davis, CEO and President. “In addition, we have a range of initiatives underway to continue to drive operational productivity while further improving the customer experience. For the 2023 through 2026 period, we expect to generate revenues at a mid single-digit CAGR and adjusted EPS at a high single-digit CAGR.”

At the meeting, members of the company’s executive leadership team will highlight strategic initiatives underway to drive growth, including:

•	Building on the company's strong position in physician lab services by partnering with health plans as well as expanding value-based care and retail relationships;
•	Achieving growth with hospitals by expanding reference capabilities, enhancing Professional Lab Services offerings and acquiring outreach laboratory testing services;
•	Growing in the consumer health market through direct sales, menu expansion and partnerships;
•	Increasing share in advanced diagnostics through ongoing investments in molecular genomics and oncology; and
•	Delivering 3% annual savings and productivity improvements by executing the company's Invigorate program, which includes leveraging automation and artificial intelligence, reducing denials and write-offs, enhancing the digital experience, and selecting and retaining talent.

The company will also discuss its capital deployment strategy at the meeting.

Mr. Davis continued: “Quest’s nearly 50,000 employees are united by our common purpose, which is: Working together to create a healthier world, one life at a time. They certainly brought our purpose to life during the pandemic and live it every day. Inspired by our employees, we recently introduced this new purpose, which serves as a compass for our business strategy evolution, growth and culture.”

Guidance for Full Year 2023

The Company's guidance for 2023 remains unchanged as follows:

	Low	High
Net revenues	$8.83 billion	$9.03 billion
Net revenues decrease	(10.7)%	(8.6)%
Base business revenues (a)	$8.65 billion	$8.75 billion
Base business revenues increase	2.6%	3.8%
COVID-19 testing revenues	$175 million	$275 million
COVID-19 testing revenues decrease	(88.0)%	(81.1)%
Reported diluted EPS	$7.61	$8.21
Adjusted diluted EPS	$8.40	$9.00
Cash provided by operations	At least $1.3 billion
Capital expenditures	Approximately $400 million

(a) excludes COVID-19 testing

The additional table attached below includes reconciliations of non-GAAP adjusted measures to GAAP measures.

*Note on Non-GAAP Financial Measures

As used in this press release the term "reported" refers to measures under accounting principles generally accepted in the United States ("GAAP"). The term "adjusted" refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, and excess tax benefits ("ETB") associated with stock-based compensation.

The company has provided a compound annual growth rate projection for 2023 to 2026 of high single-digits for adjusted diluted EPS, which is a non-GAAP measure. The company is unable to present a reconciliation of adjusted diluted EPS to reported diluted EPS, the most comparable GAAP measure due to the inherent uncertainty and variability in the nature and amount of special items referenced above, and the amount of these items could be significant in any of the associated periods.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance.

Participating in Investor Day

Advance registration is required. To register for the event, please go to: Quest Diagnostics Investor Day 2023 Registration.

A live webcast of the event will be broadcast on the Quest Diagnostics Investor Relations website.

A copy of the presentation materials discussed at the meeting and an archived copy of the webcast will be available on the Quest Diagnostics Investor Relations website.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes. Derived from the world's largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management. Quest Diagnostics annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our nearly 50,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

The statements in this press release which are not historical facts may be forward-looking statements, including statements regarding our projected results for future periods.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management's current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the "Business," "Risk Factors," "Cautionary Factors that May Affect Future Results" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of those reports.

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

Contacts:

Shawn Bevec (Investors):

973-520-2900

Dennis Moynihan (Media):

973-520-2800

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ADDITIONAL TABLES FOLLOW

1)	The outlook for adjusted diluted EPS represents management’s estimates for the full year 2023 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2023. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, both of which are difficult to predict. The following table reconciles our 2023 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$7.61	$8.21
Restructuring and integration charges (a)	0.21	0.21
Amortization expense (b)	0.73	0.73
ETB	(0.15)	(0.15)
Adjusted diluted EPS	$8.40	$9.00

(a)	Represents estimated pre-tax charges of $32 million primarily associated with workforce reductions, systems conversions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(b)	Represents estimated pre-tax amortization expenses of $112 million. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.